UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2024, BlackRock, Inc. (the “Company”) established a commercial paper program (the “Program”) pursuant to which it may issue short-term, unsecured commercial paper notes (the “Notes”), the payments of which have been unconditionally guaranteed by its wholly owned subsidiary, BlackRock Finance, Inc. (the “Guarantor”), under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $5,000,000,000. The Program replaced the Guarantor’s prior $4,000,000,000 commercial paper program, which was terminated in accordance with its terms concurrently with the establishment of the Program, and has been put into place in connection with the Company’s organizational structure following the closing of its acquisition of Global Infrastructure Partners.

The Notes will have maturities of up to 397 days from the date of issue. The Notes will rank at least equal in right of payment with all of the Company’s other unsubordinated indebtedness, and the obligations of the Guarantor under the guarantee will rank at least equal in right of payment with all the Guarantor’s other unsubordinated indebtedness. Net proceeds of the issuances of the Notes are expected to be used for general corporate purposes. It is expected that the revolving credit facility of the Company and the Guarantor will serve as a liquidity backstop for any issuances under the Program. No Notes are currently outstanding under the Program.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer,” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company, the Guarantor and each Dealer (each, a “Dealer Agreement,” and collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement. The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes and the guarantee thereof. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The form of Dealer Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company, the Guarantor and their affiliates for which such Dealers have received or will receive customary fees and expenses.

Neither the Notes nor the guarantee thereof have been or will be registered under the Securities Act or any state securities laws, and the Notes and the guarantee thereof may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes or any guarantee thereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Commercial Paper Dealer Agreement among the Company, as issuer, the Guarantor, as guarantor, and the applicable Dealer party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: November 8, 2024		R. Andrew Dickson III
Managing Director and Corporate Secretary